Exhibit 10.1

SIXTH AMENDMENT TO LEASE

This Sixth Amendment to Lease (this “Amendment”) is made, for reference purposes only,

October 9, 2023____________________, by and between SB CORPORATE CENTRE III-IV, LLC, a Delaware limited liability company (“Landlord”), and EVOKE PHARMA, INC., a Delaware corporation (“Tenant”), with reference to the following facts:

RECITALS

A.
Landlord and Tenant are parties to that certain Office Lease Agreement dated as of December 19, 2016, as amended by that certain First Amendment to Lease dated as of September 27, 2018, as further amended by that certain Second Amendment to Lease dated as of December 6, 2019, as further amended by that certain Third Amendment to Lease dated as of December 15, 2020, as further amended by that certain Fourth Amendment to Lease dated as of February 3, 2022, as further amended by that certain Fifth Amendment to Lease dated as of

August 24, 2022 (collectively, as amended, the “Lease”) for that certain premises located at 420 Stevens Avenue, Suite 370, Solana Beach, California 92075, consisting of approximately 3,146 Rentable Square Feet of commercial office space (the “Existing Premises”).

B.
The parties desire to amend the Lease as set forth in this Amendment.
C.
All capitalized terms used in this Amendment, unless specifically defined herein, shall have the same meaning as the capitalized terms used in the Lease.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are expressly acknowledged, Landlord and Tenant agree as follows:

AGREEMENT

1.
Premises.
a.
Effective upon November 1, 2023 (the “New Premises Effective Date”), Tenant shall relocate to that certain premises located at 420 Stevens Avenue, Suite 230, Solana Beach, California 92075, consisting of approximately 1,451 Rentable Square Feet of commercial office space as set forth on the floor plan attached hereto as Exhibit “A” (the “New Premises”).

b.
For the purposes of this Amendment and to re-define the term “Premises” as used herein and in the Lease, as of the New Premises Effective Date, “Premises” shall mean the New Premises.

c.
One week before the New Premises Effective Date, Landlord shall, at its sole cost and expense and using Building standard materials, will have the carpets steam cleaned and have the walls patched and painted as needed to a professional standard (touched up or otherwise) in the New Premises and relocate Tenant’s suite identification signage from the Existing Premises to the New Premises (collectively, “Landlord’s Work”).

d.
Tenant shall accept the New Premises in its existing “as is” condition, and other than Landlord’s Work set forth in 1.c., above, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the New Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the New Premises or with respect to the suitability of the New Premises for the conduct of Tenant’s business for the Permitted Use.

2.
Surrender of Existing Premises. Tenant hereby agrees to surrender the Existing

Premises to Landlord in a “broom clean” condition pursuant to the provisions set forth in Section 23.1 of the Lease on or before the fifth (5th) business day following the New Premises Effective Date (the “Surrender Date”). Except as otherwise set forth herein, Tenant shall continue to pay and remain liable for Basic Monthly Rent and Additional Rent charges due and owing with respect to the Existing Premises through the date immediately preceding the New Premises Effective

Exhibit 10.1

Date at the rate established by the Lease prior to this Amendment. Tenant shall be considered a “hold over” subject to the “holdover” provisions of Section 23.2 of the Lease if Tenant has not vacated the Existing Premises on or prior to the Surrender Date and in such condition required herein and in the Lease.

3.
Extension Term. The term of the Lease for the Premises is set to expire on

October 31, 2023. By virtue of this Amendment, Landlord and Tenant hereby agree that the term of the Lease for the New Premises shall be extended to and including October 31, 2024 (the “Expiration Date”), subject to the terms and conditions contained herein and the Lease. For the purposes of this Amendment, the period of time between and including the New Premises Effective Date and the Expiration Date shall be referred to herein as, the “Extension Term”. Furthermore, any and all previously granted and unexercised options to extend the term of the Lease shall be null and void and of no further force or effect.

4.
Rent. Tenant shall pay Basic Monthly Rent to Landlord for the Existing Premises in advance on or before the first day of every calendar month, without any set-off or deduction, pursuant to the current rate as set forth in the Lease. However, as of the Extended Term Effective

Date, Tenant’s Basic Monthly Rent for the New Premises shall be $6,311.85 during the Extension Term.

5.
Operating Expenses, Tax Expenses and Insurance Expenses. Upon the New Premises Effective Date, for the purpose of calculating Tenant’s Share of Operating Expenses, Tax Expenses and Insurance Expenses for the New Premises, Tenant’s Share for the New Premises shall be 2.20%. For the avoidance of any doubt, the Base Year shall remain Expense Year 2023.
6.
Security Deposit. Landlord is currently holding a Security Deposit for the Existing Premises in the amount of $11,551.14 (the “Existing Security Deposit”). Landlord and Tenant agree that (i) a portion of the Existing Security Deposit, in the amount of $5,239.29 shall be applied against the Basic Monthly Rent due for November 2023, (ii) Tenant shall be liable for the timely payment of the remainder of the Basic Monthly Rent due for November 2023 in the amount of $1,072.56, and (iii) upon the New Premises Effective Date, the term “Security Deposit” as used herein and the Lease shall mean the remaining balance of the Existing Security Deposit in the amount of $6,311.85 shall continue to be held by Landlord and shall remain subject to the terms and conditions of the Security Deposit set forth in the Lease.
7.
Certified Access Specialist. Tenant acknowledges and agrees that it has reviewed the CASp Inspection Disclosure and Acknowledgment attached to this Amendment as Exhibit “B”, and California Civil Code Section 1938, attached thereto and incorporated herein, at least 48 hours prior to the execution of this Amendment.
8.
Tenant Certification. By execution of this Amendment, Tenant hereby certifies that as of the date hereof, neither Tenant nor Landlord is in default of the performance of its obligations pursuant to the Lease, and Tenant has no claim, defense, or offset with respect to the Lease.
9.
Real Estate Brokers. Tenant represents and warrants to Landlord that it has not authorized or employed, or acted by implication to authorize or employ, with any real estate broker or sales person to act for it in connection with this Amendment or dealt with any real estate broker or sales person in connection with this Amendment other than RE:Align, Inc. Tenant also agrees to indemnify, defend and hold harmless Landlord from and against any and all claims by any real estate broker or salesman whom the Tenant authorized or employed, or acted by implication to authorize or employ, to act for Tenant in connection with this Amendment, or with any broker or sales person with whom Tenant dealt in connection with this Amendment other than RE:Align,

Inc.

10.
Confirmation. Except, as and to the extent modified by this Amendment, all provisions of the Lease shall remain in full force and effect. In the event of a conflict between the terms of the Lease and the terms of this Amendment, the terms in this Amendment shall control.
11.
Counterparts. This Amendment may be executed in any number of counterparts, including counterparts transmitted by facsimile or electronic mail, each of which shall be deemed an original for all purposes, and all counterparts shall constitute one and the same instrument.

Exhibit 10.1

12.
Electronic Signatures. Landlord and Tenant consent to the use of electronic signatures on this Amendment and all documents relating to the Lease and this Amendment, and any amendments to any of the foregoing (collectively, the “Lease Documents”). Landlord and Tenant agree that any electronic signatures appearing on the Lease Documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that any electronically signed Lease Document shall, for all purposes of the Lease Documents and applicable law, be deemed to be “written” or “in writing”, to have been executed, and to constitute an original written record when printed, and shall be fully admissible in any legal proceeding. For purposes hereof, “electronic signature” shall have the meaning set forth in the Uniform Electronic Transactions Act, as the same may be amended from time to time.

IN WITNESS WHEREOF, Landlord and Tenant agree to the foregoing as evidenced by affixing their signatures below.

LANDLORD:

SB CORPORATE CENTRE III-IV, LLC, a Delaware limited liability company

By: American Assets Trust Management, LLC, a Delaware limited liability company, as Agent

By: /s/ Adam Wyll

Adam Wyll

President and COO

By: /s/ Steven M. Center

Steven M. Center

S.V.P. of Office Properties

Dated: October 9, 2023

TENANT: EVOKE PHARMA, INC., a Delaware corporation By: /s/ David A. Gonyer Name: David A. Gonyer Title: CEO Dated: October 9, 2023

Exhibit 10.1

EXHIBIT “A”

NEW PREMISES

SOLANA CROSSING

As-Built

420 STEVENS AVENUE
SUITE 230

Total: 1,451 RSF

ENTRY

EXHIBIT “B”

CASp INSPECTION DISCLOSURE AND ACKNOWLEDGMENT

This CASp Inspection Disclosure and Acknowledgment (“Disclosure and Acknowledgment”) is provided in connection with the proposed Sixth Amendment to Lease (“Amendment”) between SB CORPORATE CENTRE III-IV, LLC, a Delaware limited liability company (“Landlord”), and EVOKE PHARMA, INC., a Delaware corporation (“Tenant”), for the property at 420 Stevens Avenue, Suite 230, Solana Beach, California 92075 (the “Premises”), as required by California Civil Code Section 1938, regarding Certified Access Specialist (“CASp”) inspections. A copy of California Civil Code Section 1938 is attached hereto.

1.
The Premises ☐ have ☒ have not been inspected by a CASp inspector.
2.
If the Premises have been inspected by a CASp inspector: A. Compliance Certification.

☐ The Premises have been determined to meet all applicable construction-

related accessibility standards pursuant to California Civil Code §55.51 et seq.

☐ The Premises have not been determined to meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. B. Available CASp Reports.

The following CASp inspection certificates and reports have been issued for the Premises:

☐ CASp inspection report dated __________ issued by _______________.

☐ CASp inspection report dated __________ issued by _______________.

3.
Tenant Rescission Rights.

Exhibit 10.1

(1)
If Tenant receives a copy of the CASp inspection report more than 48 hours before signing the Amendment, Tenant has no right to rescind the Amendment based upon information contained in the report.
(2)
If Tenant does not receive a copy of the CASp inspection report at least 48 hours before signing the Amendment, Tenant has 72 hours after signing the Amendment to rescind.
(3)
If Tenant does not receive a copy of the CASp inspection report before signing the Amendment, Landlord must provide a copy of the inspection report within 7 days after the Amendment is signed. Tenant will have up to 3 days thereafter to rescind the Amendment based on information in the report.
(4)
Tenant agrees not to disclose information in the CASp inspection report(s) or the disability access inspection certificate except as necessary for Tenant to complete repairs to correct accessibility violations.
(5)
A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

[Signature page to follow]

Exhibit 10.1

LANDLORD:

SB CORPORATE CENTRE III-IV, LLC, a Delaware limited liability company

By: American Assets Trust Management, LLC, a Delaware limited liability company, as Agent

By: /s/ Adam Wyll

Adam Wyll

President and COO

By: /s/ Steven M. Center

Steven M. Center

S.V.P. of Office Properties

Dated: October 9, 2023

TENANT: EVOKE PHARMA, INC., a Delaware corporation By: /s/ David A. Gonyer Name: David A. Gonyer Title: CEO Dated: October 9, 2023

Civil Code §1938

(a)
A commercial property owner or lessor shall state on every lease form or rental agreement executed on or after January 1, 2017, whether or not the subject premises have undergone inspection by a Certified Access Specialist (CASp).
(b)
If the subject premises have undergone inspection by a CASp and, to the best of the commercial property owner’s or lessor’s knowledge, there have been no modifications or alterations completed or commenced between the date of the inspection and the date of the lease or rental agreement which have impacted the subject premises’ compliance with constructionrelated accessibility standards, the commercial property owner or lessor shall provide, prior to execution of the lease or rental agreement, a copy of any report prepared by the CASp with an agreement from the prospective lessee or tenant that information in the report shall remain confidential, except as necessary for the tenant to complete repairs and corrections of violations of construction-related accessibility standards that the lessee or tenant agrees to make.
(c)
Making any repairs or modifications necessary to correct violations of constructionrelated accessibility standards that are noted in a CASp report is presumed to be the responsibility of the commercial property owner or lessor, unless otherwise mutually agreed upon by the commercial property owner or lessor and the lessee or tenant. The prospective lessee or tenant shall have the opportunity to review any CASp report prior to execution of the lease or rental agreement. If the report is not provided to the prospective lessee or tenant at least 48 hours prior to execution of the lease or rental agreement, the prospective lessee or tenant shall have the right to rescind the lease or rental agreement, based upon the information contained in the report, for 72 hours after execution of the agreement.
(d)
If the subject premises have been issued an inspection report by a CASp, as described in paragraph (1) of subdivision (a) of Section 55.53, indicating that it meets applicable standards, as defined in paragraph (4) of subdivision (a) of Section 55.52, the commercial property owner or lessor shall provide a copy of the current disability access inspection certificate and any inspection report to the lessee or tenant not already provided pursuant to subdivision (b) within seven days of the date of the execution of the lease form or rental agreement.
(e)
If the subject premises have not been issued a disability access inspection certificate, as described in subdivision (e) of Section 55.53, the commercial property owner or lessor shall state the following on the lease form or rental agreement:

(a) “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”